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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-42004 and Post-Effective Amendment No. 1 to Registration Statement No. 33-67102 of Herbalife International, Inc. on Form S-8 and in Post-Effective Amendment No. 2 to Registration Statement No. 33-48580 of Herbalife International, Inc. on Form S-3 of our report dated February 24, 1999 appearing in this Annual Report on Form 10-K of Herbalife International, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP
Los Angeles, California
March 25, 1999